As filed with the Securities and Exchange Commission on January 9, 1998
                                                 Registration No. 33-47358
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         --------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                 TO FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                         --------------------------

                         COMPUTER DATA SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

          Maryland                                     52-0882982
(State or other jurisdiction of                     (I.R.S. employer
incorporation or organization)                    identification number)

                               One Curie Court
                          Rockville, Maryland 20850
                               (301) 921-7000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Bradley W. Kopp
                            Chief Financial Officer
                          Computer Data Systems, Inc.
                               One Curie Court
                          Rockville, Maryland 20850
                               (301) 921-7000
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

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                          EXPLANATORY STATEMENT
                          ---------------------

      On December 16, 1997, Computer Data Systems, Inc. ("CDSI") and Affiliated Computer Services, Inc. ("ACS") consummated the merger of ACS Acquisition Corp. with and into CDSI (the "Merger") on the terms and conditions more fully described in the Registration Statement No. 333-40351 on Form S-4 filed by ACS on November 17, 1997. As a result of the closing of the Merger, shares previously registered by CDSI for use in connection with the Computer Data Systems, Inc. 1991 Long-Term Incentive Plan (the "Plan") on Registration Statement No. 33-47358 on Form S-8 (the "Registration Statement") and not already issued will not be issued by CDSI. In this regard, outstanding options for CDSI Common Stock previously granted to participants in the Plan were converted into options for ACS Class A Common Stock in accordance with the 1.759 exchange ratio specified in the Agreement and Plan of Merger. Pursuant to CDSI's undertaking in the Registration Statement, CDSI files this Post-Effective Amendment No. 1 thereto to remove from registration the shares of CDSI Common Stock which had not been issued as of the closing of the Merger.

                                 SIGNATURES
                                 ----------

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement No. 33-47358 to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland, on the date indicated.

                          COMPUTER DATA SYSTEMS, INC.

Date: January 9, 1998                 By: /s/ Peter A. Bracken
                                         -----------------------
                                         Peter A. Bracken
                                         Chief Executive Officer and President

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 33-47358 has been signed below by the following persons in the capacities and on the date indicated.

   Signature                   Title                        Date
   ---------                   -----                        ----

/s/ Peter A. Bracken       President and Chief Executive     January 9, 1998
---------------------      Officer (Principal Executive
Peter A. Bracken           Officer)

/s/ Bradley W. Kopp        Chief Financial Officer           January 9, 1998
---------------------      (Principal Financial
Bradley W. Kopp            and Accounting Officer)

/s/ Jeffrey A. Rich        Chairman of the Board of          January 9, 1998
---------------------      Directors
Jeffrey A. Rich

/s/ Henry G. Hortenstine   Director                          January 9, 1998
------------------------
Henry G. Hortenstine


/s/ David W. Black         Director                          January 9, 1998
----------------------
David W. Black